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                                 EXHIBIT 10.13

                       PREFERRED STOCK PURCHASE AGREEMENT

         This PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into this 11th day of December, 1995, by and between, on the one hand, SARNIA CORPORATION, a Virginia corporation (the "Company") and, on the other hand and severally, each of the individuals listed on Exhibit A (each an "Investor" and, collectively, the "Investors").

                                R E C I T A L S

         WHEREAS:

A. The Board of Directors of the Company has approved, and has obtained the necessary approval of the shareholders of the Company at a meeting of the shareholders held on November 16, 1995 for, the issue and sale of its Series A Cumulative Convertible Preferred Stock having the rights, preferences and privileges, including the right of each holder thereof to convert such shares into shares of the Company's common stock, and subject to the terms and conditions, set forth on Exhibit B (the "Preferred Stock").

B. Neither the Preferred Stock nor the common stock into which the Preferred Stock is convertible (the "Conversion Stock") (collectively, the "Securities") will be registered under either the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws, and, accordingly, the Securities will not be transferable except as permitted hereunder and in accordance with applicable exemptions from registration contained in the Securities Act and applicable state securities laws, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act and applicable state securities laws.

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Investors hereby agree as follows:

         1. Sale and Purchase of Preferred Stock. Upon the terms and subject to the conditions herein contained, the Company agrees to sell to each Investor, and each Investor agrees to purchase from the Company, at the Closing (as hereinafter defined) on the Closing Date (as hereinafter defined), the number of shares of Preferred Stock (the "Preferred Shares"), set forth opposite each Investor's name on Exhibit A for the consideration set forth on Exhibit A.


         2. Closing. The closing of the sale to and purchase by the Investors of the Preferred Stock (the "Closing") shall occur at a time and date, following satisfaction of all conditions to the parties obligations hereunder, mutually agreeable by the Company and the Investors (the "Closing Date") and at a location mutually agreeable to such parties. At the Closing, the Company shall register upon the books of the Company the Preferred Stock purchased by each Investor, against delivery to the Company of payment by check or wire transfer in an amount equal to the payment required of each Investor as set forth on Exhibit A.

         3. Subscription for Preferred Shares. At least two business days prior to the Closing Date, the Investors shall deliver to the Company payment for the Preferred Shares by check or wire transfer in an amount equal to the payment required of each Investor set forth on Exhibit A, together with an executed copy of this Agreement to be held by the Company in escrow pending satisfaction of the conditions set forth in Section 7. Upon satisfaction of such conditions, the Closing shall be held in accordance with Section 2 hereof. If the condition described in Section 7.3(a) is not satisfied within ________ days following subscription for the Preferred Shares by the Investors, all such funds shall be returned to the Investors, without interest, and the parties hereto shall have no further obligations hereunder.





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         4       Representations and Warranties by Each Investor.  In
connection with each Investor's purchase of the Preferred Stock, each Investor hereby acknowledges as follows:

                 4.1 Purchased for Own Account. The Preferred Shares are being purchased for the Investor's own account without the participation of any other person, with the intent of holding the Preferred Shares for investment and without the intent of participating, directly or indirectly, in a distribution of any of the Preferred Stock and not with a view to, or for resale in connection with, any distribution of the Preferred Stock or any portion thereof, nor is the Investor aware of the existence of any distribution of the Company's securities.

                 4.2 No Representation About Value. The Investor is not acquiring the Preferred Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Preferred Stock, but rather upon an independent examination and judgment as to the prospects of the Company.

                 4.3 No Public Advertisements. The Preferred Stock was not offered to the Investor by means of publicly disseminated advertisements or sales literature, nor is the Investor aware of any offers made to other persons by such means.

                 4.4 Investor Provided Adequate Information. The Company has delivered to the Investor sufficiently in advance of the Closing Date for the Investor carefully to evaluate the contents thereof a copy of each of (i) its Form 10-K for the fiscal year ended June 30, 1995 filed with the Securities and Exchange Commission (the "Commission"), which is hereto attached as Exhibit C, (ii) its Form 10-Q for the fiscal quarter ended September 30, 1995 filed with the Commission, which is attached as Exhibit D, (iii) its most recent Annual Report to Shareholders for the fiscal year ended June 30, 1995, which is attached as Exhibit E and (iv) the Company's proxy statement dated October 19, 1995 relating to the annual meeting of shareholders held on November 16, 1995, which is attached as Exhibit F.

                 4.5 All Information Necessary. The Investor has asked all questions he or she desires to ask of the Company and its officers and directors including, but not limited to, questions concerning the Preferred Stock and the Company's business plan, financial position and capitalization, and the Investor has received answers to all such questions to the Investor's satisfaction.

                 4.6 No Obligation to Register. The Investor understands and agrees that the Company shall be under no obligation to register the Securities or to comply with any exemption available for the sale of the Securities without registration. The Company is under no obligation to act in any manner so as to maintain the availability of Rule 144 under the Securities Act with respect to the Securities.

                 4.7 Certificates for Preferred Stock. The Investor understands and agrees that the following legend indicating that the Preferred Shares have not been registered under the Securities Act or any state securities laws and referring to the restrictions on transferability and sale of the Preferred Shares will be placed on the certificate or certificates delivered to the Investor, or any substitute therefor; that a similar legend may be placed by the Company on any of the other Securities; and that any transfer agent of the Company will be instructed to require compliance therewith:

         THE SHARES OF PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE BEEN ISSUED OR SOLD IN RELIANCE ON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") AND APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH THE VIEW TO THE DISTRIBUTION THEREOF AND MAY NOT BE OFFERED FOR SALE, PLEDGED, SOLD OR TRANSFERRED OTHER THAN (i) PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE 1933 ACT AND APPLICABLE STATE





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         SECURITIES LAWS AND (ii) UPON RECEIPT BY THE ISSUER OF EVIDENCE
         SATISFACTORY TO IT OF COMPLIANCE WITH THE 1933 ACT AND ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE ABOVE LAWS PRIOR TO EFFECTING ANY TRANSFER THEREOF.

                 4.8 Investor to Bear Risk. The Investor acknowledges that he or she must continue to bear the economic risk of the investment in the Preferred Stock for an indefinite period.

                 4.9 The Company's Reliance. The Investor acknowledges that reliance by the Company on exemptions from registration of the Preferred Stock is predicated in part on the Investor's representations set forth in this Agreement.

         5. Representations and Warranties by the Company. The Company hereby represents and warrants to each Investor as follows:

                 5.1 Organization, Standing, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and has all requisite power and authority to carry on its business and to enter into this Agreement and to issue the Preferred Stock.

                 5.2 Capital Stock. The authorized capital stock of the Company currently consists of twenty million (20,000,000) shares of common stock and one million (1,000,000) shares of undesignated preferred stock, of which 30,000 shares have been designated Series A Cumulative Convertible Preferred Stock. Four million, five hundred seventy two thousand, five hundred and forty-five (4,572,545) shares of common stock are issued and outstanding, and such shares are duly authorized, validly issued, fully paid and nonassessable. No shares of preferred stock are currently outstanding. The offer, issuance and sale of such shares of common stock were (a) effected in accordance with the registration and prospectus delivery requirements of the Securities Act or an exemption therefrom, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws, and (c) to the best of the Company's knowledge, accomplished in conformity with all other federal and applicable state securities laws, rules and regulations. The Company has reserved a total of three hundred thousand (300,000) shares of common stock for issuance to directors, employees and service providers pursuant to the terms of its existing employee benefit plans, in all cases subject to approval of the Board of Directors of the Company. Except as expressly provided in this Agreement or in accordance with the terms of the Preferred Stock, the Company has no outstanding subscription, option, warrant, call, contract, demand, commitment, convertible security or other instrument, agreement or arrangement of any character or nature whatever under which the Company is or may be obligated to issue common stock, preferred stock or other equity securities of any kind.

                 5.3 Preferred Stock. The Preferred Stock has been duly authorized and, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, will have the rights, preferences and privileges and be subject to terms specified in Exhibit B and will be free and clear of all Liens (as hereinafter defined) and restrictions, other than Liens that might have been created by Investors and restrictions on transfer imposed by (i) Section 6 hereof, (ii) applicable state securities laws and (iii) the Securities Act.

                 5.4 Reservation. The Conversion Stock has been reserved by the Company from among duly authorized common stock of the Company and when the Conversion Stock is issued it will be duly authorized, validly issued, fully paid and nonassessable common stock of the Company and free and clear of all Liens and restrictions, other than Liens that might have been created by Investors and restrictions imposed by (i) Section 6 hereof, (ii) applicable state securities laws and (iii) the Securities Act.





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                 5.5      Corporate Acts and Proceedings.  All corporate acts
and proceedings required for the authorization, execution and delivery of this Agreement, the offer, issuance and delivery of the Preferred Stock and the Conversion Stock and the performance of this Agreement and the terms of the Preferred Stock have been lawfully and validly taken or will have been so taken prior to the Closing.

                 5.6 Changes. Since the respective effective dates of the documents delivered to each Investor as referenced in Section 4.4, no material event of the type requiring disclosure under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or applicable state securities laws that has not been disclosed to the Investors in the documents referenced in Section 4.4 or otherwise has occurred.

         6. Non-transfer Covenants of Each Investor. Each Investor covenants to the Company and agrees that the Investor will not offer for sale, sell or transfer the Securities other than (i) pursuant to an effective registration under all applicable state securities laws or in a transaction which is otherwise in compliance with such laws; (ii) pursuant to an effective registration under the Securities Act or in a transaction otherwise in compliance with the Securities Act; and (iii) upon delivery to the Company of evidence satisfactory to it of compliance with the applicable securities laws of other jurisdictions. The Company may, if it so desires, refuse to permit the transfer of any Securities unless the request for transfer is accompanied by an opinion of counsel acceptable to the Company to the effect that neither the sale nor the proposed transfer will result in any violation of the Securities Act or the securities laws of any other jurisdiction.

         7.      Conditions of Parties' Obligations.

                 7.1 Conditions of Investors' Obligations. The obligation of each Investor to purchase and pay for the Preferred Stock that it has agreed to purchase on the Closing Date is subject to the fulfillment prior to or on the Closing Date of the following conditions, any of which may be waived in whole or in part by the Investors:

                          (a)     Truthfulness of Representations and
Warranties. The representations and warranties of the Company under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct.

                          (b)     Compliance with all Covenants.  The Company
shall have complied with all agreements and covenants required of it hereby on or prior to the Closing Date.

                 7.2 Conditions of Company's Obligations. The Company's obligation to issue and sell the Preferred Stock to the Investors on the Closing Date is subject to the fulfillment prior to or on the Closing Date of the following conditions, any of which may be waived in whole or in part by the
Company:

                          (a)     Investor Questionnaire.  Each Investor shall
have duly executed an Investor Questionnaire, the form of which is attached as Exhibit G, and each Investor shall qualify, in the sole opinion of the Company, as an "accredited investor" as such term is used in the Securities Act, applicable state securities laws, and rules and regulations related to the foregoing.

                          (b)     Truthfulness of Representations and
Warranties. The representations and warranties of each Investor under this Agreement and in the Investor Questionnaire shall be deemed to have been made again at the Closing Date.

                          (c)     Payment.  All of the Investors listed on
Exhibit A shall have tendered payment for the shares to the Company and such amounts shall be available for transfer to the Company from escrow.





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                 7.3      Conditions of All Parties' Obligations.  The
obligation of each party to this Agreement to perform under this Agreement is subject to the fulfillment prior to or on the Closing Date of the following condition:

                          (a)     Additional Financing.  A $9,000,000 mortgage
loan between the Company and IDS Life Insurance Company and a $500,000 mortgage loan and $1,500,000 term loan between the Company and Riggs Bank, all of which are currently being negotiated, shall be finalized and shall close simultaneously with the Closing.

         8. Definitions. Unless the context otherwise requires, the term defined in this Section 8 shall have the meaning herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

                 "Liens" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

         9.      Miscellaneous.

                 9.1 Survival of Representations and Warranties, etc. All representations and warranties made in, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement.

                 9.2 Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

                 9.3 Choice of Law. It is the intention of the parties that the internal substantive laws, and not the laws of conflicts, of Virginia should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

                 9.4 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

                                        SARNIA CORPORATION

                                        By
                                          ---------------------------------
                                           Charles I. Judkins, President

                                        and
                                             ------------------------------
                                             Pamela J. John, Secretary

                                        INVESTOR:

                                        -----------------------------------





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                                 EXHIBIT 10.13

                               AMENDMENT NO. 1 TO
                       PREFERRED STOCK PURCHASE AGREEMENT



THIS AMENDMENT NO. 1 to the PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") by and between SARNIA CORPORATION (the "Company") and ______________, dated December 11, 1995.

WHEREAS: the Board of Directors of the Company has approved changes requested by certain Investors to the terms of the Series A Cumulative Convertible Preferred Stock at meetings held on February 8, 1996 and May 9, 1996.

NOW THEREFORE, in consideration of the mutual agreements and other good and valuable consideration the Company and ______________ hereby agree to amend the Agreement as follows:

1. That the first sentence of Section 2(a) of the Form of Designation of Series A Cumulative Convertible Preferred Stock, Exhibit B, be, and it is hereby, amended to read in its entirety as follows:

                 The holders of the outstanding shares of Series A Preferred Stock shall be entitled to receive preferential cumulative dividends accruing, whether or not earned and whether or not paid, at the annual rate of $2.625 per share in the case of Series A Preferred Stock, payable in arrears on the first day of March, June, September and December of each year.

2. The third paragraph of the Form of Designation of Series A Cumulative Convertible Preferred Stock, Exhibit B, Section 2(a) be, and it is hereby, amended to read in its entirety as follows:

                 Such dividends on the Series A Preferred Stock shall be cumulative so that if such dividends with respect to any previous or current annual dividend period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the common stock. Payment to the holders of Series A Preferred Stock for any deficiency in the payment of dividends shall be applied to all accrued and unpaid dividends such that those dividends most in arrears shall be paid first. Upon any conversion of the Series A Preferred Stock under Section 5 hereof, all such accrued and unpaid dividends to and until the date of such conversion shall become due and payable and shall be paid upon delivery of shares of common stock to the holder of the shares of Series A Preferred Stock being converted under Section 5.

3. That Section 5(c) of the Form of Designation of Series A Cumulative Convertible Preferred Stock, Exhibit B, be, and it is hereby, amended to read in its entirety as follows:

                 (c) Conversion Price. The initial "Conversion Price" will be $0.40 per share. In order to prevent dilution of the conversion rights granted under this subdivision, the Conversion Price will be subject to adjustment from time to time as set forth in this Section 5; provided, however, that there will be no adjustment of the Conversion Price as a result of (i) issuances or deemed





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                 issuances of Common Stock for incentive or compensatory
                 purposes to directors, officers and employees of, and consultants to, the Corporation and its subsidiaries which are from time to time approved by the Board of Directors, including, without limitation, grants of stock options and the issuance of common stock upon the exercise thereof ("Compensatory Stock"), or (ii) issuances or deemed issuances of Common Stock upon exercise or conversion, as the case may be, of warrants issued in connection with any debt of the corporation or the Series A Preferred Stock ("Converted Stock", and together with Compensatory Stock, the "Excluded Stock"). Anything herein to the contrary notwithstanding, no adjustment in the Conversion Price shall be required unless such adjustment, either by itself or with other adjustments not previously made, would require a change of at least $0.01 in such price; provided, however, that any adjustment which by reason of this sentence is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

4. That Section 6(d) of the Form of Designation of Series A Cumulative Convertible Preferred Stock, Exhibit B, be, and it is hereby, amended to read in its entirety as follows:

                 (d) Surrender of Certificates. Each holder of shares of Series A Preferred Stock to be redeemed shall surrender the certificate(s) representing such shares to the Corporation at the place designated in the redemption notice received from the Corporation and, on the date of such surrender, the Series A Redemption Price for such shares as set forth in this
                 Section 6 shall be paid to the order of the person whose name appears on such certificate(s) and each surrendered certificate(s) shall be cancelled and retired.


IN WITNESS WHEREOF, the parties hereto have signed this Amendment No. 1 the date set forth below.


                                        SARNIA CORPORATION


                                        -----------------------------
                                        Charles I. Judkins, President


                                        INVESTOR:

                                        -----------------------------



Date:
     --------------------